Oppenheimer Holdings Inc. Third Quarter 2026 Investor Update

Safe Harbor Statement This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. ("Oppenheimer” or the “company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026 (the “2025 10-K”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 filed with the SEC on October 30, 2026 (the “2026 10-Q3”). In addition, important factors that could cause actual results to differ materially from those in the forward-looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations” of the 2026 10-Q3. Any forward-looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2025 10-K, the 2026 10-Q3 and the company’s other SEC filings. There can be no assurance that the company has correctly or completely identified and assessed all of the factors affecting the company’s business. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. • Hong Kong, China• London, UK • Geneva, Switzerland • St. Helier, Isle of Jersey • Tel Aviv, Israel $5.5 million (1) Net Income in 3Q-2026 $382.0 million Revenue in 3Q-2026 Business Overview Oppenheimer Snapshot (as of September 30, 2026) Listed NYSE Ticker: OPY Stockholders' Equity ($M):(1) $991.1 Market Cap ($B): $1.26 Book Value per Share: $92.53 Tangible Book Value per Share:(2) $75.89 Share Price: $117.96 3Q-26 Basic EPS (GAAP):(1) $0.52 3Q-26 Adjusted Basic EPS (Non-GAAP):(1)(3) $1.96 3Q-26 Diluted EPS (GAAP):(1) $0.47 3Q-26 Adjusted Diluted EPS (Non-GAAP):(1)(3) $1.81 YTD 2026 Basic EPS (GAAP):(1) $1.14 YTD 2026 Adjusted Basic EPS (Non-GAAP):(1)(3) $10.68 YTD 2026 Diluted EPS (GAAP):(1) $1.07 YTD 2026 Adjusted Diluted EPS (Non-GAAP):(1)(3) $9.97 P/E Ratio (TTM): 14.35x Dividend Yield (TTM): 0.64 % Employees: 3,009 # of Financial Advisors: 926 Retail Branches in the U.S.: 88 Client Assets under Administration ("AUA") ($B): $153.7 Assets Under Management ("AUM") ($B): $59.6 . 3 (1) Attributable to Oppenheimer Holdings Inc. (2) Represents book value less goodwill and intangible assets divided by number of shares outstanding (3) Represents a non-GAAP measure; refer to the schedules on pages 10 and 11 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP

Summary Operating Results: 3Q and YTD 2026 vs 2025 (Unaudited)

OPPENHEIMER

($000's, except otherwise indicated)

REVENUE	For the 3-Months Ended 9/30/2026	9/30/2025	% Change	For the 9-Months Ended 9/30/2026	9/30/2025	% Change
Commissions	$ 115,895	$ 120,684	(4.0) %	$ 371,774	$ 341,587	8.8 %
Advisory fees	154,952	134,404	15.3 %	442,235	388,835	13.7 %
Investment banking	33,194	77,488	(57.2)%	215,246	168,644	27.6 %
Bank deposit sweep income	25,556	28,349	(9.9) %	76,629	87,078	(12.0) %
Interest	39,509	38,859	1.7 %	116,333	113,245	2.7 %
Principal transactions, net	5,400	14,902	(63.8)%	32,426	38,409	(15.6) %
Other	7,498	9,752	(23.1)%	27,332	27,643	(1.1)%
Total Revenue	**382,004**	**424,438**	**(10.0) %**	**1,281,975**	**1,165,441**	**10.0 %**
EXPENSES						
Compensation and related expenses	264,755	290,222	(8.8) %	867,897	756,387	14.7 %
Non-compensation related expenses	108,457	102,581	5.7 %	392,842	303,833	29.3 %
Total Expenses	**373,212**	**392,803**	**(5.0) %**	**1,260,739**	**1,060,220**	**18.9 %**
Pre-tax income	8,792	31,635	(72.2) %	21,236	105,221	(79.8) %
Net income attributable to Oppenheimer Holdings Inc.	**5,459**	**21,712**	**(74.9) %**	**12,232**	**74,041**	**(83.5) %**
Earnings per share (Basic) [1]	$ 0.52	$ 2.06	(74.8) %	$ 1.14	$ 7.05	(83.8) %
Earnings per share (Diluted) [1]	$ 0.47	$ 1.90	(75.3) %	$ 1.07	$ 6.53	(83.6) %
Adjusted Earnings per share (Basic) (Non-GAAP) [1,2]	1.96	3.01	(34.9) %	10.68	8.39	27.3 %
Adjusted Earnings per share (Diluted) (Non-GAAP) [1,2]	1.81	2.77	(34.7) %	9.97	7.76	28.5 %

Highlights

Revenue decreased in the third quarter of 2026 primarily due to lower investment banking revenue and reduced transaction-based commissions and certain trading-related revenue, partially offset by higher advisory fees

AUM and AUA remained above prior year levels at September 30, 2026, with AUM reaching a new record level

Compensation expenses were lower compared with the prior year quarter primarily due to reduced incentive compensation accruals reflecting softer results, partially offset by higher stock appreciation rights expense resulting from a rise in the Company's share price

Non-compensation expenses increased when compared with the prior year quarter, driven primarily by increases in communication and technology-related expenses

Stockholders' equity [(1)] reached a record $991.1 million at September 30, 2026

[1] Attributable to Oppenheimer Holdings Inc.

[2] Represents a non-GAAP measure; refer to the schedules on pages 10 and 11 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP.

4

5 Select Financial Measures Earnings per Share ($)(1) Net Income ($M)1Revenue ($M) Stockholders’ Equity ($M)1 1 Attributable to Oppenheimer Holdings Inc. 2 Represents a non-GAAP measure; refer to the schedule on pages 10 and 11 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP. 2

6 Segment Revenue 3Q-26 vs 3Q-25 Pre-Tax Income by Segment ($M)Revenue by Segment ($M) Wealth Management Capital Markets 3Q-26 Revenue $382.0 M 3Q-25 Revenue $424.4 M $1.8 Corp/Other $2.6 Corp/Other 30% 70% 38% 61%

Wealth Management Well-recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Retail Services • Full-Service Brokerage • Financial Planning, Retirement Services, Insurance Solutions, Corporate & Executive Services & Trust Services • Margin & Securities Lending Advisory Services • Investment Policy Design & Implementation • Asset Allocation & Portfolio Construction • Research, Diligence & Manager Selection • Portfolio Monitoring & Reporting Retail Investments • Hedge Funds & Fund-of-Funds • Private Equity • Private Market Opportunity (Qualified Investors only) to source investments across the private markets continuum Wealth Management Revenue ($M) Pre-Tax Income ($M) 926 Financial Advisors At 09/30/2026 $153.7B Assets under Administration At 09/30/2026 $59.6B Assets under Management At 09/30/2026 15.3% Advisory Fees 3Q-26 vs 3Q-25 7

Capital Markets A leading capital markets business providing sophisticated investment banking, research and trading solutions Healthcare Technology Transportation & Logistics Financial Institutions Consumer & Retail Industrials & Energy Capital Markets Revenue Breakdown 3Q-26 ($M) Capital Markets Revenue ($M) Investment Banking Focus IndustriesInstitutional Equities • Sales and Trading • Equity Research − 37 senior research analysts covering ~682 companies • Corporate Access (Conferences & NDRs) Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations Fixed Income • Taxable Fixed Income Sales & Trading • Non-Taxable Fixed Income Sales & Trading • Public Finance 3Q-26 $114.0M 8

9 Capital Structure Book & Tangible Book Value per Share ($) Dividends and Stock Repurchases As of September 30, 2026 ($ in millions) Total Assets: $ 4,088.9 Stockholders’ Equity:(1) $ 991.1 Broker-Dealer Regulatory Capital ($ in millions) Regulatory Net Capital: $ 477.9 Regulatory Excess Net Capital: $ 441.5 Average Short-term Borrowings ($M) • Special dividend of $1.00 per share paid in January of 2026 based on outstanding 2025 financial results • The Board of Directors announced a quarterly dividend of $0.20 per share payable on November 27, 2026 to holders of Class A non-voting and Class B voting common stock of record on November 13, 2026 • There were no OPY Class A stock repurchases during the three months ended September 30, 2026 (1) Attributable to Oppenheimer Holdings Inc. $72.41 $76.72 $82.31 $93.91 $92.53

Net Income Attributable to Oppenheimer Holdings Inc. and Earnings Per Share U.S. GAAP Reconciliation ('000s, except per share amounts) For the Three Months Ended For the Nine Months Ended 9/30/2026 9/30/2025 9/30/2026 9/30/2025 Net income attributable to Oppenheimer Holdings Inc. (U.S. GAAP) $ 5,459 $ 21,712 $ 12,232 $ 74,041 Non-GAAP adjustments: Class action sweep litigation settlement — — 70,000 — Liability-based stock appreciation rights expense 20,963 13,474 68,142 19,013 Tax impact of non-GAAP adjustments (1) (5,501) (3,507) (36,248) (4,949) Adjusted net income attributable to Oppenheimer Holdings Inc. (Non- GAAP) $ 20,921 $ 31,679 $ 114,126 $ 88,105 Basic earnings per share (U.S. GAAP) $ 0.52 $ 2.06 $ 1.14 $ 7.05 Impact of non-GAAP adjustments 1.44 0.95 9.54 1.34 Adjusted basic earnings per share (Non-GAAP) $ 1.96 $ 3.01 $ 10.68 $ 8.39 Diluted earnings per share (U.S. GAAP) $ 0.47 $ 1.90 $ 1.07 $ 6.53 Impact of non-GAAP adjustments 1.34 0.87 8.90 1.23 Adjusted diluted earnings per share (Non-GAAP) $ 1.81 $ 2.77 $ 9.97 $ 7.76 Weighted average shares outstanding Basic (U.S. GAAP and Non-GAAP) 10,709,025 10,519,722 10,686,888 10,502,101 Diluted (U.S. GAAP and Non-GAAP) 11,586,145 11,450,346 11,450,030 11,349,801 (1) The tax impact is estimated using the statutory rates for the applicable entities 10

Explanation of Non-GAAP Financial Measures The tables on the previous slide reconcile our non-GAAP financial measures to their respective U.S. GAAP measures. The Company included certain non-GAAP financial measures within this presentation to supplement the U.S. Generally Accepted Accounting Principles ("GAAP") financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude, or include, certain items. Specifically, we included non-GAAP measures that adjust the Company’s net income and earnings per share to exclude compensation expense related to the recurring, mark-to-market remeasurement of cash-settled, liability-based stock appreciation rights from net income and earnings per share because the period-to-period variability in this expense is largely driven by factors outside the Company’s direct control, including changes in the fair value of and underlying volatility levels in Oppenheimer Holdings Inc.’s Class A non-voting common stock price. Because these awards are remeasured each period, the amount of expense recognized primarily reflects movements in the Company’s share price rather than operating decisions made by management or the underlying performance of the Company’s businesses, and can vary significantly from period to period without a corresponding change in the Company’s operations. The non-GAAP measures presented also exclude the expense associated with the settlement of the class action “cash sweep” litigation in the first quarter of 2026 because management does not view this as ordinary-course litigation for the Company given the nature of the claims and the manner in which the action was brought. The Company believes that these non-GAAP financial measures provide additional useful information for investors because they permit investors to view the Company's financial performance measures on a basis consistent with how management views the operating performance of the Company. These non-GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, are also useful to investors when comparing the Company’s results across different financial reporting periods on a consistent basis. However, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, or superior to, the analysis of the Company’s results as reported under U.S. GAAP. Other companies may calculate similarly titled non-GAAP measures differently, which may limit their usefulness for comparative purposes. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures included in these materials. 11

For more information contact Investor Relations at info@opco.com